Exhibit 99.1

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Consolidated Financial Statements

December 31, 2016 and 2015

(With Independent Auditors’ Report Thereon)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

KPMG LLP
1601 Market Street
Philadelphia, PA 19103-2499

Independent Auditors’ Report

The Stockholders
Symphony Health Solutions Corporation:

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Symphony Health Solutions Corporation and its subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Symphony Health Solutions Corporation and its subsidiary as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 21, 2017

SYMPHONY HEALTH SOLUTIONS CORPORATION

AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2016 and 2015

(In thousands, except share amounts and par value)

	2016	2015
Assets
Current assets:
Cash	$36,013	5,531
Accounts receivable, net of allowance for doubtful accounts of $1,200 and $1,250	43,237	46,850
Prepaid expenses and other	13,486	13,375
Total current assets	92,736	65,756
Property and equipment, net	9,927	6,653
Other assets	—	210
Total assets	$102,663	72,619
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$250	—
Related party note payable	—	7,500
Accounts payable	5,753	13,271
Accrued expenses and other	36,471	39,421
Deferred revenue	53,232	60,363
Total current liabilities	95,706	120,555
Long-term debt, net	24,185	—
Deferred revenue	13,680	—
Deferred rent	914	319
Total liabilities	134,485	120,874
Commitments and contingencies (note 9)
Stockholders’ equity (deficit):
Series A preferred stock, $0.001 par value per share. Authorized 200,000,000 shares; issued and outstanding 199,655,291 and 200,000,000 shares at December 31, 2016 and 2015, respectively (liquidation value of $24,956,911 at December 31, 2016)	68,586	68,686
Common stock, $0.001 par value per share. Authorized 35,300,000 shares; issued and outstanding 6,270,858 and 110,591 shares at December 31, 2016 and 2015, respectively	6	1
Additional paid-in capital	42,235	42,240
Accumulated deficit	(142,649)	(159,182)
Total stockholders’ equity (deficit)	(31,822)	(48,255)
Total liabilities and stockholders’ equity (deficit)	$102,663	72,619

See accompanying notes to consolidated financial statements.

SYMPHONY HEALTH SOLUTIONS CORPORATION

AND SUBSIDIARY

Consolidated Statements of Operations

Years ended December 31, 2016 and 2015

(In thousands)

	2016	2015
Revenue	$200,333	181,923
Operating expenses:
Cost of revenue	149,387	149,418
Selling, general, and administrative	30,106	43,657
Depreciation	3,034	3,503
Total operating expenses	182,527	196,578
Income (loss) from operations	17,806	(14,655)
Interest expense, net	(809)	(241)
Income (loss) before income taxes	16,997	(14,896)
Income tax expense	464	—
Net income (loss)	$16,533	(14,896)

See accompanying notes to consolidated financial statements.

SYMPHONY HEALTH SOLUTIONS CORPORATION

AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity (Deficit)

Years ended December 31, 2016 and 2015

(In thousands, except share amounts)

	Series A preferred		Series C preferred		Series D preferred		Series A preferred		Common stock
	Number of		Number of		Number of		Number of		Number of		Additional	Accumulated
	shares	Amount	shares	Amount	shares	Amount	shares	Amount	shares	Amount	paid-in capital	deficit	Total
Balance, December 31, 2014	58,609,576	$58,609	22,082,779	$11,024	—	$—	—	$—	429,660	$1	40,983	(144,286)	(33,669)
Forfeiture of Series A preferred	(1,585,000)	(1,585)	—	—	—	—	—	—	—	—	1,585	—	—
Conversion of warrants to Series C and D preferred	—	—	2,200,000	12	187,495,340	626	—	—	—	—	—	—	638
Recapitalization transactions (note 5)	(57,024,576)	(57,024)	(24,282,779)	(11,036)	(187,495,340)	(626)	200,000,000	68,686	—	—	—	—	—
Repurchase of common stock	—	—	—	—	—	—	—	—	(328,069)	—	(328)	—	(328)
Restricted stock issued to consultants	—	—	—	—	—	—	—	—	9,000	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(14,896)	(14,896)
Balance, December 31, 2015	—	—	—	—	—	—	200,000,000	68,686	110,591	1	42,240	(159,182)	(48,255)
Repurchase of Series A preferred	—	—	—	—	—	—	(344,709)	(100)	—	—	—	—	(100)
Issuance of common stock	—	—	—	—	—	—	—	—	100,000	—	—	—	—
Issuance of restricted stock	—	—	—	—	—	—	—	—	6,060,267	5	(5)	—	—
Net income	—	—	—	—	—	—	—	—	—	—	—	16,533	16,533
Balance, December 31, 2016	—	$—	—	$—	—	$—	199,655,291	$68,586	6,270,858	$6	42,235	(142,649)	(31,822)

See accompanying notes to consolidated financial statements.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 2016 and 2015

(In thousands)

	2016	2015
Cash flows from operating activities:
Net income (loss)	$16,533	(14,896)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	3,034	3,503
Non-cash interest expense	61	—
Deferred rent	595	(724)
Changes in assets and liabilities
Accounts receivable	3,613	(16,217)
Prepaid expenses and other assets	99	5,908
Accounts payable	(7,518)	6,383
Accrued expenses and other	(2,950)	4,800
Deferred revenue	6,549	4,412
Net cash provided by (used in) operating activities	20,016	(6,831)
Cash flows from investing activities:
Purchases of property and equipment	(6,308)	(2,882)
Net cash used in investing activities	(6,308)	(2,882)
Cash flows from financing activities:
Repurchase of restricted stock units	—	(328)
Proceeds from the issuance of term loan	25,000	—
Principal payments on term loan	(62)	—
Payment of debt issuance costs	(564)	—
Repurchase of Series A preferred	(100)	—
Repayment of related party note payable	(7,500)	—
Borrowings from the issuance of the related party note payable	—	7,500
Net cash provided by financing activities	16,774	7,172
Net increase (decrease) in cash and cash equivalents	30,482	(2,541)
Cash and cash equivalents at beginning of year	5,531	8,072
Cash and cash equivalents at end of year	$36,013	5,531
Supplemental schedule of noncash financial activities:
Cash paid for interest	$701	—
Issuance of Series A convertible preferred stock upon recapitalization	—	68,688
Issuance of Series C and D preferred stock upon conversion of warrants	—	638
Forfeiture of Series A preferred stock	—	1,585

See accompanying notes to consolidated financial statements.

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

(1)         Company Background and Summary of Significant Accounting Policies

(a)         Company Background

Symphony Health Solutions Corporation and its subsidiary (the Company) provides data and analytics, from predictive market analysis to patient influence, physician prescribing, pharmacy fulfillment, payer reimbursement, and sales compensation, to help professionals understand the full market lifecycle of products offered for sale by companies in the pharmaceutical industry.

On May 15, 2012, Symphony Health Solutions Corporation acquired Source Healthcare Analytics, LLC (Source), a provider of healthcare market data, visualization tools, and custom analytics and services to pharmaceutical and life sciences companies.

(b)         Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include allowances for doubtful accounts, depreciation of fixed assets, realizability of the carrying value of long-lived assets, deferred tax assets, contingencies and litigation. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The accounting estimates used in the preparation of the Company’s consolidated financial statements will change as events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment changes. Actual results could vary from the estimates and assumptions used in the preparation of the consolidated financial statements.

(c)          Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

(d)         Fair Value of Financial Instruments

Management believes that the carrying value of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued expenses, approximate fair value due to the short-term nature of those instruments. Management believes the carrying value of the debt approximates fair value as the interest rate is reflective of the rate the Company could obtain on debt with similar terms and conditions.

(e)          Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2016 and 2015.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

(f)            Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of possible credit losses in the existing accounts receivable. The Company determines the allowance based on specific review of accounts receivable and does not have any off-balance-sheet credit exposure related to its clients.

(g)         Revenue Recognition

The Company recognizes revenue when the following criteria have been met: 1) persuasive evidence of an arrangement exists; 2) delivery has occurred or services have been rendered; 3) the seller’s price to the buyer is fixed and determinable; and 4) collectability is reasonably assured.

The Company recognizes revenue for their report-based products as the reports are delivered. In addition, the Company recognizes revenue on their subscription-based services on a straight-line basis over the contractual term.

Advanced payments for services are recorded as deferred revenue and recognized in revenue over the contract term based on the above noted revenue recognition policies.

Sales taxes collected from clients and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenue in the consolidated statements of operations.

(h)         Property, Plant, and Equipment

Furniture and fixtures, office equipment, computer equipment and software, network software, and leasehold improvements are stated at cost. Depreciation is recorded on the straight-line method over the estimated useful lives of the assets.

The Company capitalizes certain internal and external costs associated with developing internal-use software under the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Subtopic 350-40, Intangibles — Goodwill and Other — Internal-Use Software. The costs of computer software developed or obtained for internal use are amortized on a straight-line basis over three to five years. All maintenance, training, and other related costs are charged to expense as incurred.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

(i)            Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. As of December 31, 2016 and 2015, management believes the future undiscounted cash flows to be generated by long-lived assets will exceed the carrying value of such assets and, accordingly, has not recorded any impairment of its long-lived assets.

(j)            Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

(k)         Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are charged to expense as incurred.

(l)            Service in Kind

The Company enters into contracts with some of its larger data suppliers that involve nonmonetary terms. The Company will issue purchase credits to be used toward the data supplier’s purchase of the Company’s products, services or consulting. In exchange, the Company receives monetary discounts on the data received from the data suppliers.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

The Company recognizes revenue from these Service in Kind transactions in accordance with the Revenue Recognition policy in Note 1(g). The fair value of the revenue earned from the customer purchases is determined based on similar product offerings to other customers. At the end of the contract year, any unused purchase credits will be forfeited or carried over to the next contract year based on the terms of the data supplier contract. In 2016 and 2015, the revenue recognized from these transactions was $11,824 and $15,260, respectively.

The Company recognizes expense from these Service in Kind transactions on the straight-line method over the term of the contract agreements. In 2016 and 2015, the expense recognized from these transactions was $13,503 and $8,973, respectively.

(m)      Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. An entity should also disclose sufficient quantitative and qualitative information to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new standard is effective for annual reporting periods beginning after December 15, 2018. The Company will implement the provisions of ASU No. 2014-09 as of January 1, 2019. The Company has not yet determined the impact of the new standard on its current policies for revenue recognition.

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the updated guidance. The updated guidance is effective for annual and interim periods beginning after December 15, 2015. The Company adopted this guidance during the year ended December 31, 2016.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which revises the accounting related to lessee accounting. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. The amendments in this ASU are effective for the Company beginning on January 1, 2019, and should be applied through a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Early adoption is permitted. The Company has not yet determined the impact of the new standard on its current policies for leases.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), to clarify the implementation guidance on principal versus agent considerations. The Company is in the process of evaluating the adoption alternatives and impact that the guidance will have on the consolidated financial statements.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

In March 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which is intended to simplify the accounting and reporting for employee share-based payment transactions. The pronouncement is effective for interim and annual periods beginning after December 31, 2017 with early adoption permitted. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

(n)         Reclassifications

Certain amounts in the prior year financial statements have been reclassified to conform to the current-year presentation. The impact of the reclassifications made to prior year amounts is not material and did not affect net income (loss).

(o)         Subsequent Events

The Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through April 21, 2017, the date the consolidated financial statements were available to be issued.

(2)         Prepaid Expenses and Other

Prepaid expenses and other consisted of the following as of December 31, 2016 and 2015:

	2016	2015
Data costs	$10,832	11,213
Maintenance and hosting costs	2,023	1,704
Other	631	458
	$13,486	13,375

(3)         Property and Equipment

Property and equipment consisted of the following as of December 31, 2016 and 2015:

	Useful life	2016	2015
Furniture and fixtures	7 years	$1,479	957
Computer equipment	3 to 5 years	4,350	9,117
Computer software	3 to 5 years	9,221	6,774
Leasehold improvements	Shorter of lease term or useful life	1,029	370
		16,079	17,218
Less accumulated depreciation and amortization		(6,152)	(10,565)
		$9,927	6,653

Depreciation and amortization expense related to property and equipment was $3,034 and $3,503 for the years ended December 31, 2016 and 2015, respectively, including amortization of capitalized software development costs of $1,816 and $1,231 for the years ended December 31, 2016 and 2015, respectively.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

As of December 31, 2016 and 2015, the net carrying value of software development costs included in property and equipment in the accompanying consolidated balance sheets was $6,180 and $4,812, respectively.

(4)   Accrued Expenses and Other

Accrued expenses and other consisted of the following as of December 31, 2016 and 2015:

	2016	2015
Data costs	$14,733	11,901
Payroll and related costs	8,467	12,441
Legal	7,165	7,388
Income and sales taxes	812	844
Contractors and IT	2,820	3,094
Other	2,474	3,753
	$36,471	39,421

(5)         Related Party Debt

In May 2015, the Company entered into a term loan agreement with STG III-A, L.P., an investor of the Company, in the initial aggregate principal amount of $7,500, of which proceeds were used by the Company for working capital and other general corporate purposes. In May 2015, the Company received $5,000 of the initial proceeds. In July 2015, the Company received $2,500 of the remaining initial proceeds. The term loan bore interest on the outstanding principal amount at an annual rate of 6% per annum.

In April 2016, the Company repaid the $7,500 note payable to STG III-A, L.P. The payment comprised the principal balance of $7,500 and related interest expense on the note of $368.

(6)         Long-Term Debt

In June 2016, the Company entered into a Revolving Credit agreement (the Credit Agreement) with PNC Bank that permits the Company to borrow up to $30,000 through June 2021, of which the Company received proceeds of $25,000 in 2016. The Credit Agreement requires quarterly principal payments of $62 through September 2018, increasing to $156 in October 2018, and the unpaid principal is due and payable in June 2021. Borrowings under the Credit Agreement bear interest at 3.5% plus LIBOR, with a 1% floor. The Company’s obligations under the senior term loan are secured by substantially all of the Company’s assets.

The Credit Agreement contains certain usual and customary affirmative and negative covenants, as well as financial covenants that the Company will need to satisfy on a quarterly basis. As of December 31, 2016, the Company was in compliance with the covenants.

Debt issuance costs related to the term loan of $564 are being amortized to interest expense over the five year term of the loan and netted with the loan principal amount. The unamortized balance of debt issuance costs is $503 as of December 31, 2016. As of December 31, 2016, the long-term debt balance is comprised of the following:

Principal balance outstanding	$24,938
Unamortized deferred issuance costs	(503)
24,435
Current portion	(250)
$24,185

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

The Credit Agreement contains a provision that allows PNC Bank, at its option, the right to require the Company to prepay the principal balance outstanding under the loan based on annual Excess Cash Flows as defined in the Credit Agreement. The Excess Cash Flows provision is effective beginning during the year ended December 31, 2017.

The following is a schedule of maturities on the Credit Agreement for the next five years:

Year ending December 31:
2017	$250
2018	344
2019	625
2020	625
2021	23,094
$24,938

(7)         Stockholders’ Equity (Deficit)

(a)         Common Stock

In September 2012, the Company issued 90,000 restricted stock units (RSUs) to a member of the board of directors, of which 50% vest over 5 years with the other 50% vesting based on certain performance criteria. The RSU’s expire 10 years after grant. Vested RSUs were 38,250 shares and 29,550 shares as of December 31, 2016 and 2015, respectively.

In March 2015, the Company repurchased 328,069 of outstanding common stock for $328.

In February 2016, the Company issued 100,000 shares of common stock to a consultant in consideration of past services performed. The fair value of the common stock at the time of issuance was deemed to be de minimis.

(b)         Recapitalization

In May 2015, a series of transactions, referred to as the Recapitalization Transactions, were executed resulting in the issuance of 200,000,000 shares of Series A preferred stock (the new Series A), as follows:

•                  Prior to the issuance of the new Series A, the Company cancelled 1,585,000 shares of Series A preferred stock (the old Series A) that were held by a related party, as consideration for certain services the Company had provided to the related party.

•                  The exchange of 57,024,576 shares of old Series A preferred stock, 24,282,779 shares of the Series C preferred stock, and 187,495,340 shares of the Series D preferred stock for 200,000,000 shares of the new Series A.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

(c)          Preferred Stock

The Company is authorized to issue 200,000,000 shares of the Series A Preferred Stock, of which 199,655,291 are issued and outstanding as of December 31, 2016. During 2016, the Company amended and restated its certificate of incorporation, which amended the rights of the Series A holders. The following is a summary of the rights, preferences, and terms of the Series A Preferred Stock:

Liquidation Preference — The Series A Preferred Stock ranks senior to the Common Stock in the event of a liquidation event. In the event of a liquidation, dissolution, or winding up of the Company in a single transaction or series of transactions, or in the event the Company merges with or is acquired by another entity subject to ownership and voting power percentages, the holders of the new Series A are entitled to $0.125 per share, subject to certain anti-dilution adjustments. Once the liquidation preference has been paid to the Series A shareholders, any remaining assets available for distribution would be distributed to the holders of Series A Preferred Stock and Common Stock in accordance with such holders’ pro rata share. Pro-rata share for each shareholder is the proportion the shares held by such shareholder bears to the total number of shares outstanding.

Dividends — The holders of Series A are entitled to receive dividends if and when declared by the Board of Directors. The amount of dividends payable to a holder of Series A Preferred Stock shall be in accordance with such shareholder’s pro-rata share (calculated as described above) of dividends declared on Common Stock. No dividends have been declared as of December 31, 2016 and 2015.

Voting Rights — Each holder of Series A Preferred Stock are entitled to a number of votes equal to its pro rata share. The holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class.

During 2016, the Company repurchased 344,709 shares of the new Series A from an existing shareholder for $100.

(d)         Warrants

Prior to the recapitalization, all outstanding warrants were converted into 2,200,000 shares of Series C preferred stock and 187,495,340 shares of Series D preferred stock.

(e)          Stockholders’ Agreement

The Company and all of its stockholders have entered into an agreement that provides for: rights by certain stockholders to designate members of the board of directors of the Company; voting rights; protective provisions that limit the ability to make changes to the certificate of incorporation and bylaws or similar governing documents that adversely affect the terms of the Series A preferred stock; restrictions on transferability of stock interest in the Company; right of first offer to purchase stock sold by the Company; right of first refusal to purchase stock being sold by another stockholder; tag-along and drag-along rights and registration rights, among other items.

(8)         Stock-Based Compensation

In 2011, the Company adopted a stock compensation plan, as amended in 2014 (the 2011 Plan), pursuant to which the Company’s board of directors may grant stock options, restricted stock or restricted stock units to employees, directors, and consultants. The 2011 Plan authorizes grants to purchase up to 25,794,123 shares of common stock. Options can be granted with an exercise price equal to or greater than the stock’s fair value at the date of grant. All awards have 10-year terms and vest over time and/or based on performance criteria as set by the board of directors. At December 31, 2016, there were 25,711,032 shares available for the Company for future grants under the 2011 Plan.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

In 2016, the Company adopted the 2016 Equity Incentive Plan (the 2016 Plan), pursuant to which the Company’s board of directors may grant stock options, restricted stock, restricted stock units, or stock appreciation rights to employees, directors, and consultants. The 2016 Plan authorizes grants to purchase up to 35,300,000 shares common stock. Options can be granted with an exercise price equal to or greater than the stock’s fair value at the date of grant. At December 31, 2016, there were 6,616,367 shares available for the Company for future grants under the 2016 Plan.

Stock options

The Company has issued non-qualified stock options, which generally have a ten year life from the date of grant and include time-based, performance-based, and market-based vesting components. The time-based component of the option grants generally vest over a four or five year period, with a portion of each award vesting immediately, and the performance and market-based component vests upon the achievement of an Invested Capital Return (as defined in the grant agreement) equal to 3.0. In addition, certain nonemployees were granted stock options during the year ended December 31, 2016, which vested immediately upon grant.

The following table summarizes stock option activity during the years ended December 31, 2015 and 2016:

			Weighted
		Weighted	average
	Number of	average	remaining
	shares	exercise price	contractual term
Balance at January 1, 2015	5,438,336	$0.94
Granted	—	—
Exercised	—	—
Forfeited/Cancelled	(3,479,162)	0.93
Balance at December 31, 2015	1,959,174	0.95
Granted	4,030,600	0.15
Exercised	—	—
Forfeited/Cancelled	(2,112,091)	0.93
Balance at December 31, 2016	3,877,683	0.13	9.3
Vested and exercisable at December 31, 2016	955,308	0.14	9.1

It was determined that the common stock options granted during 2016 had no value as the fair value of the common stock was de minimis. Accordingly, no compensation expense related to these common stock option grants was recorded in 2016.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

Restricted stock units

The Company has issued restricted stock units (RSUs) during 2016, which include time-based, performance-based and market-based vesting components. The time-based component of the RSU grants generally vest over a four or five year period, with a portion of each award vesting immediately, and the performance and market-based component vests as follows: (1) 25% of the performance and market-based shares shall vest upon the achievement of an Invested Capital Return (as defined in the grant agreement) equal to 2.0, (2) 25% of the performance and market-based shares shall vest upon the achievement of an Invested Capital Return equal to 3.0, (3) 25% of the performance-based shares shall vest in 2017 based on the achievement of defined individual 2016 performance goals, and (4) 25% of the performance-based shares shall vest in 2018 based on the achievement of defined individual 2017 performance goals.

One executive officer was issued RSUs which include time-based, performance-based and market-based vesting components. The time-based component of the RSU grant vests over a four year period, with a portion of the award vesting immediately, and the performance and market-based component vests as follows: (1) 50% of the performance and market-based shares shall vest upon the achievement of an Invested Capital Return equal to 2.0, (2) 50% of the performance and market-based shares shall vest upon the achievement of an Invested Capital Return equal to 3.0.

The following table summarizes RSU activity during the year ended December 31, 2016:

Number of
shares
Balance at December 31, 2015	60,750
Granted	25,032,000
Vested	(6,060,267)
Forfeited/Cancelled	(210,000)
Balance at December 31, 2016	18,822,483

It was determined that the RSUs granted during 2016 had no value as the fair value of the common stock was de minimis. Accordingly, no compensation expense related to these RSU grants was recorded in 2016.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

(9)         Commitments and Contingencies

(a)         Leases and Employment Agreements

The Company leases an office facility in Phoenix as an operating lease. In May 2015, the Company terminated the old lease agreement with the landlord and entered into a new office lease agreement. As part of the lease termination, the Company recorded $1,800 of one-time charges associated with the office lease termination. The charge was included in selling, general and administrative in the consolidated statements of operations and was offset by $930 of remaining deferred rent liability at time of commencement of new lease agreement. The new lease agreement expires in March 2021 and contains renewal and termination options. In addition to the base rental costs, the leases provide for rent escalations resulting from increased assessments for real estate taxes and other charges. Rent expense was $643 and $977 in 2016 and 2015, respectively. Minimum lease payments due are as follows:

Year ending December 31:
2017	$827
2018	841
2019	856
2020	870
2021	337
$3,731

Certain employees of the Company have employment agreements with guaranteed bonuses, severance provisions, and/or change in control provisions.

(b)         Litigation

In December 2015, Management Science Associates Inc. (MSA) filed a breach of contract claim against the Company alleging that the Company has failed to pay certain fees owed to MSA in accordance with the terms of a Services Agreement entered between the parties in 2014 (Services Agreement). The Company argues that MSA has overcharged the Company and is seeking declaratory relief from the court to address the appropriate amount owed pursuant to the Services Agreement. The Company has retained outside counsel to handle the matter, which is currently pending in the state appellate court.

Ballard Spahr (Ballard), the Company’s former counsel, has sent a demand letter to Symphony Technology Group (STG), the Company’s parent, alleging that it is owed additional fees pursuant to the August 26, 2013 contingent fee retainer agreement among Ballard, the Company and other parties (the Contingent Fee Agreement). The Contingent Fee Agreement contains a contingent fee component that provides Ballard with additional fees depending on the Company’s recovery in the antitrust matter that was settled in November 2015. The Company received no recovery in the antitrust matter, and has calculated Ballard’s fee accordingly. Ballard argues that STG’s sale of the AlphaImpactRx (AIRx) business to IMS Health would not have occurred but for Ballard’s work in the antitrust matter and is seeking compensation based on the value of the AIRx business. The Company is defending this matter and has retained outside counsel to handle the defense.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

On November 25, 2015, the Company and IMS Health executed a settlement agreement that provides for the settlement of various disputes between the companies, including the antitrust litigation (the Pennsylvania Action) and the patent infringement litigation (the Delaware Action). On February 1, 2016, the Pennsylvania District Court for the Eastern District of Pennsylvania dismissed the Pennsylvania Action, and the Delaware District Court for the District of Delaware dismissed the Delaware Action. The Company incurred $10,546 of legal fees during the year ended December 31, 2015 related to this matter, which is included in selling, general and administrative in the consolidated statements of operations for the year ended December 31, 2015. Of the $10,546, $4,725 is included in Accrued Expenses and Other as of December 31, 2015. As the settlement occurred during 2015, this does not represent a contingency as of December 31, 2016.

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

(10)  Income Taxes

The Company’s deferred tax assets and liabilities primarily comprise federal and state net operating loss carryforwards and basis differences for financial reporting and tax purposes of certain assets and liabilities. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that, some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the Company’s brief operating history as a stand-alone entity and cumulative net losses incurred since inception, management does not believe as of December 31, 2016 and 2015 that it is more likely than not that the Company will realize the benefits of these deductible differences. As a result, a full valuation allowance has been provided at December 31, 2016 and 2015.

The income tax expense of $464 in the Statement of Operations represents current cash taxes for the Federal alternative minimum tax and for certain states where there are insufficient net operating losses to offset these states’ apportioned income.

At December 31, 2016 and 2015, the Company had federal net operating loss carryforwards of approximately $53.0 million and $77.7 million, respectively. The net operating loss carryforwards will begin to expire in 2032.

The Company had no accruals for uncertain tax positions or interest or penalties related to income taxes on the Company’s consolidated balance sheets at December 31, 2016 and 2015 and has not recognized any material uncertain tax positions or interest and/or penalties related to income taxes in the consolidated statements of operations for the years ended December 31, 2016 and 2015.

(Continued)

SYMPHONY HEALTH SOLUTIONS CORPORATION
AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2016 and 2015

(Dollars in thousands, except per share figures)

The Company files a U.S. federal income tax return as well as state tax returns. The Company’s U.S. federal income tax returns for the year ended December 31, 2012 and thereafter remain subject to examination by the U.S. Internal Revenue Service. State returns are filed in various state jurisdictions, as appropriate, with varying statutes of limitation and remain subject to examination. To the extent utilized in future years’ tax returns, net operating loss carryforwards at December 31, 2016 and 2015 will remain subject to examination until the respective tax year is closed. The Company’s federal tax return for the year ended December 31, 2014 is currently under examination by the U.S. Internal Revenue Service. We do not believe the results of the examination will have a material impact on the Company’s financial position.

(11)  Related-Party Transactions

In connection with the acquisition of Source, the majority stockholder and other stockholders of the Company agreed to and funded the Company with $23,254 through the purchase of the old Series A preferred stock (prior to the recapitalization). In connection with any approved claim against the Company in connection with the acquisition, the majority stockholder agrees to contribute to the Company an amount equal to such approved claim up to a maximum of $42,500. This commitment expires on the earliest to occur of the fifth anniversary of the closing of the acquisition and the time at which the seller asserts in any litigation or proceeding any claims against any related party (other than the majority stockholder) in connection with the purchase agreement.

During 2016, the Company incurred quarterly charges from STG for travel and entertainment expenses totaling an aggregate of $15. During 2015, the Company incurred quarterly charges from Symphony Technology Group, LLC for travel and entertainment expenses totaling an aggregate of $162. These expenses primarily related to travel for Board of Directors meetings, regular strategic and operational business review meetings with leadership, and meetings pertaining to the proceedings with IMS Health.

(12)  Retirement Plan

The Company has a 401(k) profit sharing plan (the 401(k) Plan) with a cash or deferred arrangement authorized under Section 401(k) of the Internal Revenue Code. The 401(k) Plan is available to all employees meeting certain eligibility criteria. Under this arrangement, the employees make contributions to the 401(k) Plan based on the specified percentage of the eligible employee’s compensation. The Company’s contributions to the 401(k) Plan were $136 and $131, respectively for the years ended December 31, 2016 and 2015.